     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 20, 1995
                                               REGISTRATION NO. 33-

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                              SIERRA ON-LINE, INC.
             (Exact name of Registrant as specified in its charter)

                    DELAWARE                                                   77-0164293
(State or other jurisdiction of incorporation or                  (I.R.S. Employer Identification No.)
                  organization)

                       3380 - 146TH PLACE S.E., SUITE 300
                          BELLEVUE, WASHINGTON  98007
          (Address of principal executive offices, including zip code)

             SIERRA ON-LINE, INC. 1995 STOCK OPTION AND AWARD PLAN
             SIERRA ON-LINE, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
         SIERRA ON-LINE, INC. RESTRICTED STOCK AWARD LETTER AGREEMENTS
                           (Full title of the plans)

                              RICHARD K. THUMANN
                                GENERAL COUNSEL
                       3380 - 146TH PLACE S.E., SUITE 300
                          BELLEVUE, WASHINGTON  98007
                                 (206) 649-9800
 (Name, address and telephone number, including area code, of agent for service)

                                  ------------

                                    COPY TO:
                               STEPHEN A. MCKEON
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099

                                  ------------

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
          TITLE OF SECURITIES       AMOUNT TO BE         PROPOSED MAXIMUM             PROPOSED MAXIMUM           AMOUNT OF
            TO BE REGISTERED         REGISTERED         OFFERING PRICE PER           AGGREGATE OFFERING         REGISTRATION
                                                             SHARE(1)                     PRICE(1)                  FEE
- ----------------------------------------------------------------------------------------------------------------------------
        Common Stock, $.01 par
        value per share            2,214,384(2)              $29.5625                    $65,462,727              $22,574
============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $29.5625 based on the average of the high ($31.875) and low ($27.25) sales prices for the Common Stock in the over-the-counter market on July 13, 1995 as reported on the Nasdaq National Market.

(2) Of this number, 2,000,000 shares are being registered for issuance under the Sierra On-Line, Inc. 1995 Stock Option and Award Plan, 200,000 shares are being registered for issuance under the Sierra On-Line, Inc. 1995 Employee Stock Purchase Plan and 14,384 shares are being registered for issuance under the Sierra On-Line, Inc. Restricted Stock Award Letter Agreements, together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Sierra On-Line, Inc. 1995 Stock Option and Award Plan, the Sierra On-Line, Inc. 1995 Employee Stock Purchase Plan and the Sierra On-Line, Inc. Restricted Stock Award Letter Agreements as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference (File No. 0-17154) in this Registration Statement:

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 filed with the Securities and Exchange Commission (the "Commission");

                 (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                 (c)      All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the fiscal year covered by the Form 10-K referred to in (a) above.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment, which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VI of the Registrant's By-Laws requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-Laws provide an unconditional right to indemnification for all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-Laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VII of the Registrant's Certificate of Incorporation provides that, subject to certain limitations, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article VII shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 8.  EXHIBITS


           EXHIBIT
           NUMBER                                               DESCRIPTION
           -------                                              -----------
             5.1              Opinion of Perkins Coie regarding legality of the Common Stock being registered
            23.1              Consent of Deloitte & Touche LLP
            23.2              Consent of Perkins Coie (included in the opinion filed as Exhibit 5.1)
            24.1              Power of Attorney (see signature page)
            99.1              Sierra On-Line, Inc. 1995 Stock Option and Award Plan
            99.2              Sierra On-Line, Inc. 1995 Employee Stock Purchase Plan
            99.3              Sierra On-Line, Inc. Form of Restricted Stock Award Letter Agreement

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on July 19, 1995.

                                           SIERRA ON-LINE, INC.



                                           By:    /s/ Kenneth A. Williams
                                               -----------------------------
                                                      Kenneth A. Williams

                                           President and Chief Executive Officer



                               POWER OF ATTORNEY

         EACH PERSON WHOSE INDIVIDUAL SIGNATURE APPEARS BELOW HEREBY AUTHORIZES KENNETH A. WILLIAMS AND MICHAEL A. BROCHU AND EACH OF THEM AS ATTORNEYS-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE IN THE NAME AND ON BEHALF OF SUCH PERSON, INDIVIDUALLY AND IN EACH CAPACITY STATED BELOW, AND TO FILE, ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT, INCLUDING ANY AND ALL POST-EFFECTIVE AMENDMENTS.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 19, 1995.

                      SIGNATURE                                          TITLE
                      ---------                                          -----
              /s/ Kenneth A. Williams             Chairman of the Board, President and Chief Executive
          -------------------------------           Officer (Principal Executive Officer)
                  Kenneth A. Williams

              /s/ Michael A. Brochu               Executive Vice President and Chief Financial Officer
          -------------------------------           (Principal Financial Officer)
                  Michael A. Brochu

              /s/ Fred Schapelhouman              Chief Accounting Officer
          -------------------------------
                  Fred Schapelhouman

               /s/ Thomas L. Beckman              Director
          -------------------------------
                   Thomas L. Beckman

            /s/ Michael G. Berolzheimer           Director
          -------------------------------
                Michael G. Berolzheimer

                /s/ Walter A. Forbes              Director
          -------------------------------
                    Walter A. Forbes

             /s/ Marvin H. Green, Jr.             Director
          -------------------------------
                 Marvin H. Green, Jr.

               /s/ David C. Hodgson             Director
          ------------------------------
                   David C. Hodgson

             /s/ Roberta L. Williams            Director
          ------------------------------
                 Roberta L. Williams

                               INDEX TO EXHIBITS



           EXHIBIT
           NUMBER                                  DESCRIPTION
           -------                                 -----------
             5.1              Opinion of Perkins Coie regarding legality of the Common Stock being registered

            23.1              Consent of Deloitte & Touche LLP

            23.2              Consent of Perkins Coie (included in the opinion filed as
                              Exhibit 5.1)

            24.1              Power of Attorney (see signature page)

            99.1              Sierra On-Line, Inc. 1995 Stock Option and Award Plan

            99.2              Sierra On-Line, Inc. 1995 Employee Stock Purchase Plan

            99.3              Sierra On-Line, Inc. Form of Restricted Stock Award Letter
                              Agreement